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                                                                  EXHIBIT 21.1


                              E COM VENTURES, INC.
                         Subsidiaries of the Registrant

NAME OF SUBSIDIARY                                      STATE OF INCORPORATION
------------------                                      ----------------------
Perfumania, Inc.                                                 Florida

Magnifique Parfumes and Cosmetics, Inc.                          Florida

Perfumania Puerto Rico, Inc.                                     Puerto Rico

Ten Kesef II, Inc.                                               Florida